Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:
Evergreen Institutional Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class I	$380,140,558	$0.03		12,075,939,855	$1.00
Class AD	$3,253,288	$0.03		96,915,035	$1.00
Class IN	$3,761,027	$0.03		203,742,279	$1.00
Class IS	$78,411,801	$0.02		3,043,959,972	$1.00
Class P	$2,021,478	$0.02		64,310,096	$1.00

Evergreen Institutional Municipal Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class I	$148,225,579	$0.02		8,194,099,817	$1.00
Class AD	$1,989,447	$0.02		150,389,394	$1.00
Class IN	$3,941,318	$0.02		254,231,378	$1.00
Class IS	$12,451,122	$0.02		753,261,589	$1.00
Class P	$129,732	$0.02		13,242,612	$1.00

Evergreen Institutional Treasury Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class I	$46,405,195	$0.02		4,114,572,487	$1.00
Class AD	$19,840	$0.02		4,603,705	$1.00
Class IN	$5,576,475	$0.02		295,697,605	$1.00
Class IS	$29,963,218	$0.02		1,453,221,616	$1.00
Class P	$1,407,045	$0.02		69,677,271	$1.00

Evergreen Institutional 100% Treasury Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class I	$2,612,302	 $0.04		224,176,551	 $1.00
Class IS	$2,729,167	 $0.04		229,271,908	 $1.00

Evergreen Institutional U.S. Government Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class I	$12,680,795	$0.03		811,040,772	$1.00
Class IN	$151,431	$0.02		5,917,818	$1.00
Class IS	$517,053	$0.02		26,213,402	$1.00
Class P	$1,241,681	$0.02		53,479,819	$1.00

Evergreen Prime Cash Management Money Market Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class I	$110,690,850	$0.03		4,820,275,614	$1.00
Class AD	$3,000	   	$0.03		304,130	$1.00
Class IN	$2,434,890	$0.03		29,232,747	$1.00
Class IS	$7,655,104	$0.02		284,825,325	$1.00
Class P	$1,738,005	$0.02		50,266,998	$1.00


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